EXHIBIT 99

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 11th day of August, 2010, by and between ALANCO/TSI PRISM, INC., an Arizona corporation ("Seller"), and BLACK CREEK INTEGRATED SYSTEMS CORP., an Alabama corporation ("Purchaser").


                                    RECITALS

     The Seller owns a business which manufactures and markets RFID systems designed to monitor persons in confined environments such as prisons and jails, known as the TSI Prism business (the Business). The Purchaser desires to acquire substantially all of the assets of the Seller and the Business and the Seller is willing to sell such assets to Purchaser upon the terms and conditions contained herein.

                                   AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions set forth in this Agreement, the parties agree as follows:

     1.0 Sale of Assets of Seller to Purchaser. Upon and subject to the terms and conditions herein stated, Purchaser agrees to acquire from Seller and Seller agrees to transfer, assign and convey to Purchaser upon the Closing Date (as hereinafter defined), free and clear of all debts, liens and encumbrances, all of the assets and properties used in connection with the Business (the "Assets") including all of the business, goodwill, assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, which are owned by Seller or in which Seller has any interest, excepting only the Excluded Assets. The Assets shall include, but are not limited to, the following:

     1.1 Inventories. All inventories, whether located on Seller's business premises, in transit to or from such premises, in storage facilities, at dealer customer facilities, at customer locations or otherwise, including, but not limited to, Sellers inventory of parts, materials and supplies. A list of such inventory as of May 31, 2010 and its location is attached hereto as Schedule 1.1.

     1.2 Tangible Personal Property. All tangible personal property of Seller, wherever located owned by Seller or in which Seller has any interest, including all machinery, equipment, furniture, supplies, spare parts, tools, stores and other tangible personal property, other than the Inventories. Attached hereto as
Schedule 1.2 is a complete list of such Tangible Personal Property indicating the location thereof as of the date hereof.

     1.3 Intangible Personal Property. All intangible personal property including all intangible properties owned by Seller or in which Seller has any interest, including, but not limited to (i) the name "TSI Prism" and any other registered or unregistered trademarks, service marks, trade names and slogans, all applications therefor, and all associated goodwill; (ii) all statutory, common law or registered copyrights, all applications therefore and all associated goodwill; (iii) all patents and patent applications, all associated technical information, shop rights, know-how, trade secrets, processes, operating, maintenance, and other manuals, drawings and specifications, process flow diagrams and related data, and all associated goodwill; (iv) all "software" and documentation thereof, (including all electronic data processing systems and program specifications, source codes, input data and report layouts and formats, records, files, layouts, or diagrams, functional specifications and narrative descriptions, or flow charts); (v) all other inventions, discoveries, improvements, processes, formulae (secret or otherwise), data, drawings, specifications, trade secrets, confidential information know-how and ideas (including those in possession of third-parties, but which are the property of Seller), and all drawings, records, books or other tangible media embodying the foregoing; and (vi) the domain name "tsiprism.com", the content of all websites used in the Business. Attached hereto as Schedule 1.3 is a complete list of such Intangible Personal Property as of the date hereof.

     1.4 Prepaid Items. Those prepaid items shown on Schedule 1.4 attached hereto, and no others.

     1.5 Licenses and Permits. All licenses and permits issued to Seller in which Seller has any interest. Attached hereto as Schedule 1.5 is a complete list of all such licenses and permits, in each case indicating whether or not such license or permit is assignable.

     1.6 Contracts, Leases and Other Agreements. Only those contracts and other agreements listed on Schedule 1.6 attached hereto.

     1.7 Warranties. All warranties or other rights of Seller under express or implied warranties from suppliers or contractors with respect to the Assets to the extent assignable as well as all claims of Seller against third parties relating to the Assets, whether known or unknown, contingent or non-contingent.

     1.8 Books and Records. All books and records of Seller including customer ledgers, customer lists, files, correspondence, copies of employee records for employees to be hired by Purchaser, and other written records of every kind owned by Seller or in which Seller has any interest, which relate to the Assets other than those, if any, which constitute Excluded Assets.

     1.9  Goodwill.  All  goodwill  of  the  Business  as  a  going  concern.

     1.10 Other Properties. All other properties, tangible and intangible, not otherwise referred to above which are owned by Seller or in which it has any interest, other than those, if any, which constitute Excluded Assets.

     Excluded specifically from the Assets which Seller has agreed to sell to Purchaser are the following Assets ("Excluded Assets") which shall be retained by Seller:

     1.11 Cash and Cash Equivalents. All cash or cash equivalents, including actual cash, bank accounts, certificates of deposits, banker's acceptances, United States Government (or agency) securities, or other securities owned by Seller or in which Seller has any interest.

     1.12 Accounts Receivable. All accounts receivable of Seller, including all accounts, notes, accounts receivable, contract rights, drafts, and other forms of claims, demands, instruments, receivables and rights to the payment of money or other forms of consideration, whether for goods sold or leased, services performed or to be preformed, or otherwise, owned by Seller or in which Seller has any interest, together with all guarantees, security agreements and rights and interests securing the same.

     1.13 Corporate Books and Records. All books and records of Seller including general ledgers, employee records (provided, however, Seller shall provide Purchaser copies of the employee records of those employees hired by Purchaser following the Closing at no cost to Purchaser), files, correspondence, documents and records relating to the organization of Seller, all of Seller's tax and information returns, and all other financial records of Seller which do not relate in any way to Seller's ownership of the Assets and other written records of every kind; provided, however, that upon reasonable notice from Purchaser to Seller based upon reasonable cause, Seller shall provide Purchaser with access to any of the foregoing described material and with copies (at Purchaser's expense) of said documents.

     1.14 Claims Against Shareholders, Etc. All of Seller's claims, causes of action, chosen in action, and rights of set-off of any kind against or pertaining to its shareholders, officers and directors.

     1.15 Claims Against Vendors, Etc. All of Seller's claims, causes of action, chosen in action, and rights of set-off of any kind against or pertaining to its vendors, suppliers and others, including warranty claims, concerning past or current projects to the extent not assumed or paid for by Purchaser hereunder.

     1.16  Agreement  Rights.  The  rights  of  Seller  under  this  Agreement.

     1.17 Non-Assumed Contracts. All Contracts and Other Agreements of Seller not specifically set forth on Schedule 1.6.

     1.18 Inventory on Open Jobs. Inventory listed on Schedule 1.18 related to the Open Jobs (as defined in Section 2.2(c)).

     1.19  Other  Prepaid  Items.  Any  prepaid  item not shown on Schedule 1.4.

     2.0  Assumption  of  Liabilities.

     2.1 Assumed Liabilities. Upon and subject to the terms and conditions herein stated, Purchaser agrees to assume as of the Closing Date and to pay, perform and discharge the following liabilities of Seller (the "Assumed Liabilities"):

     (a)  the  obligations  of  Seller under the license agreements described on
Schedule 2.1(a) (the "Assigned License Agreements"), to the extent such liabilities and obligations arise after the Effective Date, it being understood and agreed that Purchaser shall not assume any liability or obligation of any kind to the extent such liability or obligation arises out of or relates to any occurrence or breach by Seller under such licenses prior to the Effective Date; and

     (b) accrued vacation as described in Schedule 2.1(b) for those employees of seller hired by Purchaser at Closing.

     2.2 Excluded Liabilities. All of the liabilities not specifically assumed by Purchaser pursuant to paragraph 2.1 above shall remain the liabilities of Seller (the "Excluded Liabilities"). The Excluded Liabilities include, but are not limited to the following:

     (a) All obligations and liabilities with respect to employee wages and benefits (other than the accrued vacation expense as described in Schedule 2.1(b)), and any taxes related thereto.

     (b)  Any  liability  for  taxes.

     (c) Any liability or obligation of Seller with respect to the open jobs set forth on Schedule 2.2(c) (the "Open Jobs").

     (d) Any liability or obligation of Seller under the International Distribution and License Agreement, dated March 31, 2009 between Seller and G4S Justice Services, Inc. and the Manufacturing Participation Agreement , dated March 31, 2009 between Seller and G4S Justice Services, Inc. (the "G4S Agreements"); and

     (e) Any and all other liabilities known or unknown, not specifically assumed by Purchaser under the provisions of Section 2.1 above.

     3.0 Consideration For Assets. In consideration of and in exchange for the transfer, assignment and conveyance of the Assets, in addition to the assumption of Assumed Liabilities, Purchaser shall pay to Seller the sum of $2,000,000 (the Purchase Price), in accordance with Section 3.1 and subject to adjustment as set forth in this Section 3.

     3.1 Payment of Purchase Price. The Purchase Price shall be paid in immediately available funds on the Closing Date (as hereinafter defined), subject to adjustment as set forth in Sections 3.2, 3.4 and 3.5 below.

     3.2  Adjustment  to  Purchase  Price.

     (a) The Purchase Price is subject to adjustment if the Inventory at closing differs from that shown on Schedule 1.1 as the Inventory as of May 31, 2010, except no adjustment shall be made with respect to software licenses. The adjustment shall be dollar for dollar for any changes in the Inventory at Closing from that shown on Schedule 1.1.

     (b) Seller shall prepare an inventory schedule (the "Inventory Schedule") as of the Closing Date on the same basis and applying the same accounting principles, policies and practices set forth used in preparation of the May 31, 2010 balance sheet of Seller. Seller shall delivery the Inventory Schedule to Purchaser within thirty (30) days after the Closing Date. Purchaser shall be permitted to have representatives present for any physical inventory count and Seller will coordinate with Purchaser in the preparation of the Inventory Schedule. If Purchaser does not object to the Inventory Schedule delivered by Seller, then the inventory amount as reflected on the Inventory Schedule will be used to determine any adjustment to the base amount of the Purchase Price as set forth in subsection (a) above. Any adjustment amount shall be paid by the Purchaser or Seller, as applicable, within fifteen (15) days of Seller's delivery of the Inventory Schedule, unless Purchaser provides notice of objection to the Inventory Schedule in accordance with subsection (c) below.

     (c) If, within fifteen (15) days of receipt of the Inventory Schedule, Purchaser objects to the inventory amount as reflected on the Inventory
Schedule, and if Seller and Purchaser then fail to resolve the issues outstanding with respect to the Inventory Schedule within fifteen (15) days of Purchaser's notice of objection, Seller and Purchaser shall submit the issues remaining in dispute to Semple, Cooper & Marshal, independent public accountants (the "Independent Accountants") for resolution applying the principles, policies and practices referred to in Section 3.2(b). If issues are submitted to the Independent Accountants for resolution, (i) Seller and Purchaser shall furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss the issues with the Independent Accountants; (ii) the determination by the Independent Accountants, as set forth in a notice to be delivered to both Seller and Purchaser within sixty (60) days of the submission to the Independent Accountants of the issues remaining in dispute, shall be final, binding and conclusive on the parties and shall be used in finally determining the adjustment to the Base Amount as set forth in subsection (a) above; and (iii) Seller and Buyer will each bear fifty percent (50%) of the fees and costs of the Independent Accountants for such determination. Any adjustment amount shall be paid by the Purchaser or Seller, as applicable, within ten (10) days of receipt of such determination from the Independent Accountants.

     3.3 Northrop Grumman DRO Project. Seller has issued certain quotations to Northrop Grumman with respect to Northrop Grumman's DRO project (the "NG DRO Project"). All quotations have lapsed and there is no open or unfilled order or contract with respect to the NG DRO Project. Purchaser agrees that in the event that Seller or Purchaser is awarded the NG DRO Project at any time before or within twelve (12) months of the Closing Date, Purchaser will assume the NG PRO Project and Seller shall be entitled to 5% of the gross revenue from the NG DRO Project upon receipt of payment by Purchaser. This provision shall survive the Closing of this Agreement.

     3.4 Purchaser Payment of Certain Excluded Liabilities. In the event that Purchaser deems it necessary to pay any critical supplier of Seller for any amounts owing such supplier by Seller in order to maintain an appropriate relationship with such supplier, or otherwise, such payment shall be deemed to be in addition to other amounts comprising the Purchase Price. Notwithstanding the foregoing, Purchaser shall have no obligation to pay any such supplier for any such Excluded Liability, and any such payment or other consideration given by Purchaser with respect thereto shall be at Purchasers sole discretion.

     3.5  Pro-Rations  and  Other  Adjustments.

     (a) The items set forth on Schedule 3.5 shall be prorated as of the close of business on August 9, 2010.

     (b) Purchaser agrees to reimburse Seller, at Closing, for Seller's payroll and independent contractor expense paid by Seller for the period from August 9, 2010 for those employees of Seller hired by Purchaser at Closing and prepaid amounts for un-worked hours for Michael Mitchell (independent contractor), as well as such other operating expenses during such period as shall be mutually agreed upon between Purchaser and Seller.

     3.6  Allocation  of  Purchase  Price  Among  Assets.  The allocation of the
Purchase Price and the Assumed Liabilities is set forth on Schedule 3.5 and shall be made in accordance with (i)the reasonable fair market value of such items and (ii) the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended (the Code), and the rules and regulations promulgated thereunder, and shall be binding, to the extent not in conflict with applicable law, upon Purchaser and Seller for all purposes (including financial and regulatory reporting purposes and tax purposes). Purchaser and Seller each further agree to file, as applicable, its U.S. federal income Tax returns and Form 8594 and, to the extent not in conflict with applicable law, its other Tax returns reflecting such allocation and any other reports required by Section 1060 of the Code, in accordance with said allocation. Each party hereto agrees to prepare and timely file all applicable IRS forms, to cooperate with the other party in the preparation of such forms. In addition, each party hereto agrees to notify the other in the event any taxing authority takes or purports to take a position inconsistent with the agreed-upon allocations.

     4.0 Representations and Warranties of Seller. Seller represents and warrants to Purchaser as follows, and acknowledges and confirms that Purchaser is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Purchaser or on its behalf:

     4.1. Organization and Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, has all of the requisite power and authority and has all of the licenses, permits, authorities and consents that are necessary to own, operate and lease its properties and to carry on its business as now being conducted. Seller is duly qualified to do business and is in good standing as a foreign corporation in the jurisdictions where necessary. Seller is not a party to or subject to any agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any governmental authority or other person which imposes any restriction or otherwise affects in any material way the conduct of its business in any jurisdiction or location.

     4.2. Capitalization. Presently and at the Closing Date, the authorized capital of Seller consists solely of 1,000,000 shares of common stock, of which 1,000 shares have been validly issued and are now outstanding, all of which are owned by Alanco Technologies, Inc., an Arizona corporation. All such shares of capital stock have been validly authorized and issued and are fully paid and nonassessable.

     4.3. Subsidiaries. Seller has no continuing subsidiaries or affiliated companies (other than Alanco Technologies, Inc. and StarTrak Systems, LLC) and does not otherwise presently own or control or have an interest in, directly or indirectly, any other corporation, association, or other business entity.

     4.4. Authorization. Seller has all the requisite legal power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All action on the part of Seller necessary for the authorization, execution, delivery, and performance of all obligations of Seller under this Agreement has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Seller enforceable in accordance with its terms.

     4.5. Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Seller in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby.

     4.6. Compliance with Other Instruments. Except as set forth on Schedule 4.6, Seller will not be, as a result of the execution, delivery or performance of this Agreement, in violation of or default under any provision of any instrument, contract or lease to which it is a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule, or governmental regulation applicable to Seller or the Company.

     4.7. Financial Statements. Unaudited balance sheets and income statements of the Seller as of and for the fiscal year ending June 30, 2010, and an unaudited balance sheet and income statement of Seller as of and for the periods ending May 31, 2010 and July 31, 2010 (collectively, the "Financial Statements"), are attached hereto as Schedule 4.7.

     The Financial Statements have been prepared by management from the books and records of Seller in accordance with GAAP, consistently applied, are true and correct and fairly present the financial position of Seller as of their respective dates and the results of its operations for the periods then ended and contain all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation. Except to the extent reflected or reserved against or disclosed in the Financial Statements, as of their respective dates, Seller has not incurred any liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, which should have been so reflected or reserved against or disclosed. The June 30, 2010 and July 31, 2010 financial statements are subject to normal year-end audit adjustments not yet concluded the Seller and its auditor.

     4.8. Undisclosed Liabilities. Except as set forth on Schedule 4.8, Seller has no liabilities or obligations, either absolute, accrued, contingent or otherwise, which individually or in the aggregate are reasonably materially adverse to the financial condition and business of Seller, which (i) have not been reflected in the Financial Statements, (ii) have not been described in this Agreement or in any of the Schedules hereto, or (iii) have not been incurred in the ordinary course of business since May 31, 2010, consistent with past practices.

     4.9 Inventory. The inventory of Seller, net of reserves, as reflected in the Financial Statements, consists of a quality and quantity usable and saleable in the ordinary course of business. The inventory is stored and/or located at premises owned or leased by Seller or at Seller's suppliers as set forth on
Schedule 1.1. The value at which Seller's inventory is reflected in the Financial Statements is the cost thereof on a first-in, first-out basis and reflects write-downs for damaged or obsolete items in accordance with inventory policy and practices of Seller. Seller has not transferred inventory on consignment or granted return privileges to any purchaser of its goods, other than in the ordinary course of business.

     4.10  Changes.  Except  as  set  forth  in  the  Financial Statements or in
Schedule  4.10,  since  May  31,  2010:

     (a) Seller has not entered into any transaction which was not in the ordinary course of its business;

     (b) There has been no adverse change in the condition (financial or otherwise), business, property, assets or liabilities of Seller other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been material;

     (c) There has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) adverse to the business or operations of Seller;

     (d) There has been no labor dispute involving Seller or any of its employees and none is pending or, to the best of Seller's knowledge, threatened;

     (e) There has been no litigation or administrative agency charges or proceedings commenced involving, relating to or affecting Seller;

     (f) Neither Seller nor any affiliate of Seller has (i) paid any judgment resulting from any action or (ii) made any payment to any person of more than $25,000 (or equivalent value if payment made other than with money) in settlement of any action relating to the Business or the Assets;

     (g) there has been no sale, transfer, lease or other disposition of any material asset or assets which relate to the conduct of the Business, other than sales of inventory in the ordinary course of business; and

     (h) There has been no other event or condition of any character pertaining to and materially adverse to Seller.

     4.11 Title to Assets; Liens, etc. The Assets, both real, personal and mixed, tangible and intangible, necessary or useful to the operation of the business of Seller are in good condition and repair, ordinary wear and tear excepted, and suitable for the uses intended. The Assets are being maintained in a state of good repair, and, in all respects, comply with and are operated in conformity with all applicable laws, ordinances, regulations, orders, permits and other requirements relating thereto adopted or currently in effect. Seller has good and marketable title to the Assets, which as of the Closing Date will be free and clear of all liens, other than the lien for current taxes not yet due and payable. Schedule 4.11 identifies and sets forth a complete list of each parcel of real estate or interest therein leased by Seller. The buildings and improvements leased by Seller and the uses thereof do not contravene any zoning or building law or ordinance or violate any restrictive covenant. Each lease of real property creates a legal, valid and enforceable leasehold interest in favor of Seller, free and clear of all liens. No default or event of default on the part of Seller, as lessee exists with respect to any lease with respect to such real property. Except for the Excluded Assets, the Assets, taken as a whole, constitute all the properties and assets relating to or used or held for use in connection with the Business.

     4.12  Patents  and  Other  Intangible  Intellectual  Assets.

     (a) Schedule 4.12 sets forth a complete and correct list of Seller's intellectual property, including but not limited to domestic and foreign patents, patent applications, written records of inventions, registered and unregistered trademarks, trade names, service marks, certification marks, copyrights and registration applications for the above, and licenses to and from third parties relating to any of the above.

     (b) Except as set forth in Schedule 4.12, Seller (i) has legal and equitable title to, or has by valid license or other grant, the right to use, free and clear of all liens and claims, all proprietary technology or information, patents, both domestic and foreign, all registered and unregistered trademarks, trade names, service marks, certification marks, copyrights, and applications for any and all of the above used in the conduct of its business as now conducted; (ii) does not infringe upon the patent, trademark, trade name, service mark, copyright or proprietary information rights of any third party;
(iii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to any patent, trademark, trade name, service mark, certification mark, copyright or proprietary technology or information with respect to the use thereof or in connection with the conduct of its business or otherwise; and (iv) has not licensed or granted any rights to any third parties under its patents, trademarks, trade names, service marks, certification marks, copyrights or proprietary technology or information used in the conduct of its business. Seller's patents, trademarks, trade names, service marks, certification marks or copyrights are valid, and all registrations, where filed, are subsisting and are registered in the name of Seller. No technology or information used in the conduct of its business was illegally obtained.

     (c) No purchase orders or sales have taken place under the G4S Agreements, and upon consummation of the transactions contemplated by this Agreement and thirty (30) days written notice to G4S by Seller, the G4S Agreements will terminate.

     4.13.  Contracts  and  Obligations.

     (a) Set forth in Schedule 4.13(a) is a list of all written and oral agreements, contracts, indebtedness, liabilities and other obligations to which Seller is a party or by which it is bound which (a) involve strategic arrangements or cooperation agreements; (b) involve commitments in excess of $10,000; or (c) involve receipts or expenditures by Seller greater than $10,000 in any three-month period. Copies of written, and summaries of oral, agreements, contracts, indebtedness, liabilities and obligations have been delivered or made available to Purchaser. All such agreements are legal, valid and binding obligations and are in full force and effect in all respects. Seller is not currently in default under any such contracts or agreements other than as may exist with respect to the Open Jobs and delinquent accounts payable..

     (b) Schedule 4.13(b) sets forth all unfilled customer purchaser orders as of the date hereof issued by customers of the Business. For the avoidance of doubt, Purchaser is not assuming any such orders.

     4.14  Products;  Warranty  Provisions.

     (a) Except as set forth on Schedule 4.14(a), Seller has not received any notice of, and has no knowledge of, any material Products Liability arising at any time with respect to any product manufactured or distributed by Seller on or before the date of this Agreement. For the purposes of this Agreement, Products Liability means any liability to which Seller, any affiliate of Seller, or their successors or assigns may become subject insofar as such liability is based upon, arises out of or is otherwise in respect of any express or implied representation, warranty, agreement or guaranty to a customer, user or purchaser made or claimed to have been made by Seller or any affiliate of Seller or arising out of or due to, or asserted to be arising out of or due to, any product manufactured or distributed by Seller prior to the Closing Date. A listing of all pending customer or product warranty claims and the status of all such claims is set forth on Schedule 4.14(a). Seller has no pattern of claims or actions based upon allegations of the same or similar product defect for any of its products.

     (b) Except as set forth on Schedule 4.14(b), there has not been any product recall, rework or retrofit relating to any line of product manufactured, shipped or sold by Seller.

     4.15 Employees. Except as set forth on Schedule 4.15, Seller has no employment contracts with any of its employees which are not terminable at will or any consulting or independent contractor agreements with any individual or entity, and it does not have any collective bargaining agreements covering any of its employees. There are no employee or labor disagreements or union organization activities pending or threatened between Seller and its employees, and Seller is not a party to any union or collective bargaining agreement. Seller complied with all applicable federal and state equal employment opportunity laws and other laws related to employment. Seller is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Seller (or Purchaser if Purchaser elects to employ said persons subsequent to the Closing Date), whether as a result of the transactions contemplated hereby or otherwise, nor does Seller have a present intention to terminate the employment of any of the foregoing (except on the Closing Date). To Seller's knowledge, no employee of Seller is in violation of any term of any employment contract, patent, proprietary information disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by Seller because of the nature of the business conducted by Seller or for any other reason, and the continued employment by Seller of its present employees will not result in any such violation.

     4.16  Employee  Benefit  Plans.

     * (a) Schedule 4.16(a) sets forth all pension, thrift, savings, profit sharing, retirement, incentive bonus or other bonus, medical, dental, life, accident insurance, benefit, employee welfare, disability, group insurance, stock purchase, stock option, stock appreciation, stock bonus, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, and any employment or consulting contracts, "golden parachutes," collective bargaining agreements, severance agreements or plans, vacation and sick leave plans, programs, arrangements and policies, including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of ERISA), all employee manuals and all written or binding oral statements of policies, practices or understandings relating to employment, which are provided to, for the benefit of, or relate to, any persons employed by Seller to be hired by Purchaser following the Closing. The items described in the foregoing sentence are hereinafter sometimes referred to collectively as "Plans" and each individually as a "Plan". True and correct copies of all the Plans, including all amendments thereto, have heretofore been provided to Purchaser. No Plan is a "multiemployer plan" (as defined in Section 401 of ERISA), and Seller has never contributed or been obligated to contribute to any such multiemployer plan.

     * (b) No event or omission has occurred which would subject Purchaser or any of the Assets to any liability under ERISA or the Internal Revenue Code. With respect to each Plan, (i) all payments due from Seller or any affiliate to date have been made and (ii) all amounts properly accrued to date as liabilities of Seller or any affiliate of Seller which have not been paid have been properly recorded on the books of Seller or such affiliate.

     (c) Purchaser will incur no liability for any Plan of Seller or any Seller affiliate in connection with the execution of this Agreement, the Closing of the transaction contemplated hereby, or the operation of the Assets subsequent to the Closing.

     4.17 Taxes. Seller has filed all federal, state, county, local and foreign tax returns, reports and forms for income, excise, social security, property, payroll, unemployment and other taxes which are required to be filed by it, including all sales tax returns ("Tax Returns"). Seller has paid, or adequate provision has been made on the Financial Statements for the payment of, all federal, state, county, local and foreign taxes, assessments, levies or duties, howsoever measured or imposed, and related interest and penalties, if any (collectively, "Taxes"). No unexpired waiver of the applicable statute of limitations with respect to any taxable year has been executed by Seller. There are no tax examinations or audits underway involving Seller.

     4.18 No Sales or Conveyance Tax Due. No sales, use or other transfer or conveyance taxes are or will become payable by any of the parties to this Agreement as a consequence of the execution, delivery or performance of this Agreement, other than taxes based upon the net income of the parties. Seller shall be responsible for and shall promptly pay any such sales, use, transfer or conveyance taxes which become payable with respect thereto.

     4.19 Insurance. Sellers product liability insurance policies are on an occurrence basis. There are no material claims, actions, suits or proceedings arising out of or based upon any of such policies of insurance, and, to the knowledge of Seller, no basis for any such material claim, action, suit or proceeding exists. There are no notices of any pending or threatened terminations or substantial premium increases with respect to any of such policies, and Seller is in compliance with all conditions contained therein.

     4.20 Disposal of Waste. Neither Seller, nor any of Sellers employees, agents or contractors has disposed, spilled or deposited at any time on any of the properties previously or currently owned or leased by it, nor does Seller have any knowledge of such disposal, spill or deposit on any of the properties currently owned or leased by Seller, any "Hazardous Substance" in excess of the corresponding "Reportable Quantity" (as those terms are defined in the Comprehensive Environmental Response compensation and Liability Act, as amended ("CERCLA") or its state or local equivalent), oil or petroleum in excess of 100 kilograms, or "Hazardous Waste" in any quantity (as that term is defined in the Resource Conservation and Recovery Act, as amended, or its state or local equivalent), or disposed, spilled or deposited any Hazardous Substances, oil, petroleum, or Hazardous Waste (collectively, "Materials"), the nature, amount, or concentration of which would enable the United States Environmental Protection Agency or any state regulatory agency to undertake or require the removal or remediation of such Materials.

     4.21  Other  Environmental  Matters.  As  to all operations relating to the
Business: (a) Seller has complied with all applicable federal, state and local laws, regulations, rulings and guidelines (collectively referred to as "Environmental Laws") in all material respects relating to any materials used, generated, managed, handled, treated, stored or disposed of at, or moved or transported from, the sites where its business is conducted; (b) Seller has not received any notices that it has been designated as a "Potentially Responsible Party," a "Responsible Party," (as those terms are defined, used or construed pursuant to CERCLA or its state or local counterparts) or a defendant in any action, suit or proceeding pursuant to any Environmental Law; (c) no materials have been delivered to any site listed by the United States Environmental Protection Agency (i.e., CERCLA) or by any state as a site that actually or potentially requires investigation or remedial action; (d) Seller is not a party to, have received notice of, or is aware of any actual or threatened litigation or administrative proceedings concerning environmental claims or liabilities; and (e) there are no environmental studies or reports in the possession or control of Seller.

     4.22  Compliance  With  Laws.

     (a) Seller is in full compliance with and operates its business in accordance with all laws, rules and regulations applicable to or affecting it or the conduct of its business and has secured all governmental licenses, permits and approvals necessary to its business. All such licenses, permits and authorizations are set forth on Schedule 1.5.

     (b) Other than as set forth on Schedule 1.5, no government licenses, permits or appraisals are otherwise issued to or relied upon by Seller to conduct its business.

     4.23 Litigation. There is no action, suit, arbitration, or proceeding pending against Seller before any court or administrative agency, and to the knowledge of Seller, no such action, suit, arbitration or proceeding is threatened against Seller. Seller has not received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is likely, from a legal standpoint, that it will incur any liability which may be material to its business.

     4.24 Brokers. Neither the Seller, nor any of its affiliates, has incurred any liabilities for any financial advisory fees, brokerage fees, commissions or finders fees in connection with this Agreement.

     4.25 Customers and Suppliers. Except as set forth on Schedule 4.25, Seller has no sole source suppliers of significant goods, equipment or services relating to the Business (other than public utilities). Seller has not received notice: (a) that any supplier (including, without limitation, suppliers of energy) intends to discontinue or substantially diminish or change its relationship with Seller or (b) that any supplier of the Business (including, without limitation, suppliers of energy) intends to increase prices or charges for goods or services presently supplied.

     5.0 Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows, and acknowledges and confirms that Seller is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by Seller or on its behalf:

     5.1. Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama, has all of the requisite corporate power and authority and has all of the licenses, permits, authorities and consents that are necessary to own, operate and lease its properties and to carry on its business as now being conducted. Neither Purchaser nor any Subsidiary of Purchaser is a party to or subject to any agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any governmental authority or other person which imposes any restriction or otherwise affects in any material way the conduct of their business in any jurisdiction or location.

     5.2 Authorization. Purchaser has all the requisite legal power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All action on the part of Purchaser necessary for the authorization, execution, delivery, and performance of all obligations of Purchaser under this Agreement has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

     5.3 Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Purchaser in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby.

     5.4 Compliance with Other Instruments. Purchaser will not be, as a result of the execution, delivery or performance of this Agreement, in violation of or default under any provision of any instrument or agreement to which they are a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule, or governmental regulation applicable to Purchaser.

     5.5 Litigation. There is no action, suit, arbitration, proceeding or investigation pending or threatened against Purchaser before any court or administrative agency, nor does Purchaser, after due investigation, know or have any reason to know of any basis for any such action, proceeding or investigation. Purchaser has not received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is likely, from a legal standpoint, that it will incur any liability or disadvantage which may be material to Purchaser.

     6.0  Pre-Closing  Covenants.

     6.1  Access  to  Information;  Confidentiality.

     (a) From the date hereof to the Closing Date, Seller will (i) afford to representatives of Purchaser, including its counsel and auditors, during normal business hours, access to any and all of the assets and information with respect to the Business of Seller so that Purchaser may have a reasonable opportunity to make such a full investigation of the Assets and Business in advance of the Closing Date as Purchaser shall reasonably desire, and (ii) will furnish to Purchaser, either orally or by means of such records, documents, and memoranda as are available or reasonably capable of preparation, such information as Purchaser may reasonably request.

     (b) Purchaser hereby acknowledges that the information to be provided by Seller is confidential and proprietary to Seller (the "Confidential Information"). Purchaser hereby agrees that it will keep in confidence all Confidential Information that has been or may be provided by Seller, and that Purchaser will use the same for the sole purpose of completing its due diligence inquiry of Seller. Purchaser hereby agrees not to use or disclose the Confidential Information to any person except those of its employees and advisors who have a reasonable need to know such information to advise Purchaser in connection with the transactions contemplated hereby. This Section 6.1(b) shall be inoperative as to such portions of Confidential Information which (i) are or become generally available to the public, other than as a result of a disclosure by Purchaser or its employees or advisors; (ii) become available to Purchaser on a non-confidential basis from a third party who has the right to disclose the same; or (iii) were known to Purchaser on a non-confidential basis prior to its disclosure by Seller or one of Sellers representatives.

     6.2 Interim Operations of the Business. Seller hereby covenants and agrees that between the date hereof and the Closing Date:

     (a) Seller shall conduct its business diligently and in the ordinary course and in accordance with past practice, and use its best efforts to (i) preserve its business organization intact, and (ii) keep available the services of its present employees.

     (b)  Seller  shall  not  mortgage  or  encumber  any  Asset.

     (c) All Assets shall be used, operated, maintained and repaired in accordance with normal and prudent business practices.

     (d) Seller shall (i) maintain all Assets in substantially the same condition as they are now (reasonable wear and tear, which are not such as to adversely affect the operation of its business, excepted), (ii) maintain insurance upon the Assets and with respect to the conduct of the business, all such insurance to be comparable in amount, scope and coverage to that in effect on the date of this Agreement, and (iii) give Purchaser immediate written notice of any material damage to Seller's Assets by fire or other casualty.

     (e) Seller shall maintain its books, records and accounts in the usual, regular and ordinary manner, on a basis consistent with prior periods.

     (f) Seller shall duly comply with all laws applicable to it, the Assets and the conduct of its business.

     (g) Without the prior written consent of Purchaser, Seller shall not enter into any new material contracts or agreements, or cancel, amend, modify adversely, waive any material rights under, assign, encumber or terminate any of the existing contracts or agreements.

     (h) Seller shall not, directly or indirectly, sell, lease or otherwise dispose of any of the Assets or make any capital expenditures, except in the ordinary course of business and consistent with the past practices of Seller, or acquire any other business.

     (i) Seller shall not increase the compensation payable or to become payable to any employee, officer or director of Seller.

     (j) Seller will not engage in any transaction which would be inconsistent with any representation, warranty or covenant of Seller set forth herein or which would cause a breach of any such representation, warranty or covenant.

     6.3. No Public Disclosure. The parties hereto hereby covenant and agree that they shall not publicly disclose the existence of this Agreement or the terms (including, without limiting the generality of the foregoing, the Purchase Price) of the transactions contemplated by this Agreement except (i) with the prior written consent of the other parties, (ii) if such disclosure is compelled by an order of a court or governmental agency having competent jurisdiction, and after consultation by the disclosing party with the other parties, (iii) if such disclosure shall be determined by such party's counsel to be required or necessary for purposes of such party's compliance with applicable stock exchange regulations or foreign, federal or state securities laws and the rules and regulations promulgated thereunder, and after consultation by such party with the other parties, (iv) if such disclosure is required by lawful discovery in any judicial proceeding, and after consultation by the disclosing party with the other parties, or (v) in any action by any party to enforce this Agreement.

     6.4 Exclusive Dealings. During the period from the date of this Agreement to the Closing Date or earlier termination of this Agreement, neither Seller nor any of their representatives, directors, officers, stockholders, agents or affiliates will (i) entertain or discuss a possible sale, lease or other disposition or similar transaction of any kind of the Business or any of the Assets thereof or any interest therein with any other person or entity or provide any information to any other person or entity in connection therewith, or (ii) disclose to any other person or entity (other than Sellers lenders, accountants, attorneys and other representatives and as required for compliance with securities laws applicable to Seller) the contents of this Agreement or the details of the transactions set forth herein.

     7.0  Additional  Covenants.

     7.1 Agreement Expenses. Each of the parties shall bear their own expenses in connection with the transactions covered or contemplated by this Agreement, and each represents and warrants to the other that there is no broker, agent or other person entitled to compensation or a fee in connection with this Agreement or with the transactions contemplated hereby, except such fees or compensations as each of the parties is hereby representing and warranting that it is exclusively liable to pay.

     7.2 Open Jobs. Subject to agreement on scope and fees, Purchaser agrees to provide such additional assistance to Seller in order to allow Seller to complete its deliverable obligations under the remaining Open Jobs. The foregoing agreement of Purchaser is in no way an assumption by Purchaser of any obligations under the Open Jobs or an agreement by Purchaser to perform, at any time, Seller's obligations under the Open Jobs.

     7.3 Assigned License Agreements. Purchaser and Seller will notify the licensors under each of the Assigned License Agreement of the consummation of the transactions contemplated by this Agreement and request that each such licensor consent to the assignment of the Assigned License Agreements to Purchaser. The form of such consent shall be mutually agreed upon between Purchaser, Seller and such licensor; provided, however, Purchaser shall only liable for obligations under the Assigned License Agreement arising after the Closing Date.

     8.0  Conditions  Precedent  to  Closing.

     8.1. Conditions to the Obligations of Purchaser. The performance of the obligations of Purchaser hereunder is subject to the fulfillment, or waiver by Purchaser, on or before the Closing Date of the following conditions:

     (a) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by Seller, and Seller shall have full power and right to consummate the transactions contemplated hereby and thereby.

     (b) Conduct of Business in Ordinary Course. To the Closing Date, the Company shall have conducted its business only in the ordinary course, consistent with the past practices of the Company, except for actions expressly permitted by this Agreement, matters incident to carrying out this Agreement, or such further matters as may be consented to in writing by Purchaser.

     (c) Consents and Approvals. Seller shall have obtained all consents and approvals and waivers and given such notices as may be necessary to consummate the transactions contemplated hereby.

     (d) No Litigation or Legislation. No federal, state, local or foreign statute, rule or regulation shall have been enacted or litigation, proceeding, government inquiry or investigation commenced or threatened which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions or adversely affects the desirability of consummating the transactions contemplated hereby. All consents, authorizations, orders or approvals of, and filings or registrations with, any federal, state or local governmental commission, board or other regulatory body which is required for or in connection with the execution, delivery, and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby shall have been obtained.

     (e) Accuracy of Representations and Warranties. Each of the representations and warranties of Seller set forth in Section 4 hereof shall be true and correct on and as of the Closing Date.

     (f) Delivery of Closing Documents. Purchaser shall have received the closing documents set forth in Section 10.1 hereof.

     (g) Financing. Purchaser shall have obtained financing for its acquisition of the Assets upon commercially reasonable terms acceptable to Purchaser.

     (h) Assurance concerning Suppliers. Purchaser shall be reasonably assured that it will be able to maintain the Business critical suppliers after the Closing.

     (i) No Adverse Change. There shall not have occurred a material adverse change to the Seller, the Business, or the Assets.

     (j) Due Diligence. Purchaser shall be satisfied with its due diligence investigation of Seller, the Assets and the Business, and shall have until closing to review and approve all Schedules attached hereto.

     (k) Name Change. At Closing, Seller will change its corporate and business names such that the name TSI/Prism, or any derivation thereof, is no longer used by Seller or any affiliate of Seller.

     8.2. Conditions to the Obligations of Seller. The performance of the obligations of Seller hereunder is subject to the fulfillment, or waiver by Seller, on or before the Closing Date of the following conditions:

     (a) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken by Purchaser, and Purchaser shall have full power and right to consummate the transactions contemplated hereby and thereby.

     (b) Delivery of Closing Documents. Seller shall have received the closing documents set forth in Section 10.2 hereof.

     (c) No Litigation or Legislation. No federal, state, local or foreign statute, rule or regulation shall have been enacted or litigation, proceeding, government inquiry or investigation commenced or threatened which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions or adversely affects the desirability of consummating the transactions contemplated hereby and thereby.

     (d) Accuracy of Representations and Warranties. Each of the representations and warranties of Purchaser set forth in Section 5 hereof shall be true and correct in all respects on and as of the Closing Date.

     8.3. Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to Closing by written notice delivered by Seller to Purchaser or by Purchaser to Seller, as the case may be, in the following instances and no other:

     (a) By the Purchaser by written notice to Seller if (i)the representations and warranties of Seller shall not have been true and correct in all respects as of the date when made or (ii) if any of the conditions set forth in Section 8.1 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled as of the Closing Date, unless such failure shall be due to the failure of the Purchaser to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.

     (b) By Seller by written notice to the Purchaser if (i)the representations and warranties of Purchaser shall not have been true and correct in all respects as of the date when made or (ii) if any of the conditions set forth in Section
8.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled as of the Closing Date, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.

     (c) This Agreement shall automatically terminate in the event that the Closing has not taken place on or before August 17, 2010, unless such date shall be extended by mutual written consent of the parties.

     (d) At any time prior to Closing, by the mutual consent in writing of the parties.

     (e) By Purchaser or Seller, upon written notice to the other party, upon a material breach by the other party of the covenants or obligations of such party as set forth in this Agreement.

     Each party's right of termination under Section 8.3 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.3, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in Section
6.3 and Sections 12 through 21 will survive, provided, however, that, if this Agreement is terminated because of a breach of this Agreement by the nonterminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of a party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

     9.0 Closing. The closing ("Closing") shall occur at the office of the Seller, 15575 No. 83rd Way, Suite 4, Scottsdale, Arizona 85260 at 10:00 a.m. on August 17, 2010, or such other time or in such other manner as the parties mutually agree (the "Closing Date"). The Closing shall constitute the acts which take place on the Closing Date by which the transactions contemplated by this Agreement are consummated. The Closing shall be effective as of the close of business on the Closing Date.

     10.0 Closing Documents. On the Closing Date, the parties shall exchange documents as follows:

     10.1  Delivery  by  Seller.  Seller  shall  deliver  to  Purchaser:

     (a) A copy of the resolutions duly adopted by the Board of Directors and shareholder of Seller authorizing and approving the execution, delivery and performance of this Agreement, and the execution and delivery of any and all other documents and agreements contemplated hereunder, certified by the Secretary or an Assistant Secretary of Seller.

     (b) A certificate signed by Seller to the effect that Seller has fully performed all of its pre-closing commitments hereunder and that all its warranties and representations contained herein continue to be true and accurate as of the Closing Date.

     (c) The opinion of counsel to Seller dated as of the Closing Date to Purchaser to the following effect:

     (1) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and is entitled to own its properties and to carry on its business in the places where such properties are located.

     (2) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Seller and this Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights and the remedies of specific performance and injunction and other forms of equitable relief which may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. No further corporate authorization or by any other person is necessary with respect to the execution and delivery of this Agreement by Seller or its obligations hereunder.

     (3) To the best of said counsel's knowledge Seller has the right to transfer the business, properties and assets as set forth in paragraph 1.0 hereof to Purchaser pursuant hereto.

     (4) Except as may be specified by such counsel, they do not know of any litigation, proceeding or governmental investigation pending or threatened against, or relating to, Seller or Seller's properties or business or the transactions contemplated under this Agreement.

     (d) The Assets to be conveyed pursuant hereto shall be conveyed by bills of sale, assignments or other instruments of transfer as shall be appropriate to carry out the intent of this Agreement and as shall be sufficient to convey to Purchaser all of the rights, title and interest of Seller in and to the Assets to be conveyed hereunder. Any sales and transfer taxes imposed upon Seller in connection with the sale and transfer of assets hereunder shall be paid by Seller.

     (e) A Non-Compete Agreement in such form as may be reasonably acceptable to Purchaser pursuant to which Seller and Alanco Technologies, Inc. agree for a period of five (5) years after the Closing Date not to engage directly or indirectly in the Business in the territory in which the Business is currently conducted.

     (f) Such further instruments or documents as Purchaser or its counsel may reasonably request to assure the effective carrying out of the transactions contemplated hereby.

     (h) Seller shall have requested a Tax Clearance Certificate from Arizona, but the parties do not anticipate that such Certificate will be available at Closing.

     10.2.  Delivery  by  Purchaser.  Purchaser  shall  deliver  to  Seller:

     (a) A copy of the resolutions duly adopted by the Board of Directors of Purchaser authorizing and approving the execution, delivery and performance of this Agreement, and the execution and delivery of any and all other documents and agreements contemplated hereunder, certified by the Secretary or an Assistant Secretary of Purchaser.

     (b) A certificate signed by Purchaser to the effect that Purchaser has fully performed all of Purchasers pre-closing commitments hereunder and that all of Purchasers warranties and representations contained herein continues to be true and correct as of the Closing Date.

     (c) Immediately available funds for the portion of the Purchase Price due at Closing in accordance with section 3.0 above.

     (d) Such further instruments or other documents as Seller or its counsel may reasonably request to assure the effective carrying out of the transactions contemplated hereby.

     10.3. Form of Closing Documents. All closing documents shall be in form and substance reasonably satisfactory to counsel for the respective parties.

     10.4 Additional Documents. The parties further agree that at any time subsequent to the Closing Date, they will, upon request and at the expense of the requesting party, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, powers of attorney or assurances as may be required for the better assigning, transferring, granting, conveying and assuring to the parties any of the transactions contemplated herein.

     10.5  Employees.

     (a) Purchaser is not obligated to hire any employees of Seller but may interview all employees. Purchaser will provide Seller with a list of employees to whom Purchaser has made an offer of employment that has been accepted to be effective on the Closing Date (the "Hired Employees"). Effective immediately before the Closing, Seller will terminate the employment of all of its Hired Employees.

     (b) It is understood and agreed that Purchaser's expressed intention to extend offers of employment as set forth in this section shall not constitute any commitment, contract or understanding (expressed or implied) of any obligation on the part of Purchaser to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that

Purchaser may establish pursuant to individual offers of employment. Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Purchaser to terminate, reassign, promote or demote any of the Hired Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

     (c) Subject to the provisions of Section 3.5, Seller shall be responsible for (A) the payment of all wages and other remuneration due to its employees with respect to their services as employees of Seller through the close of business on the Closing Date, including any pro rata bonus payments; (B) the payment of any termination or severance payments and the provision of health plan continuation coverage in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA; and (C) any and all payments to employees required under the WARN Act.

     (d) Purchaser shall not have any responsibility, liability or obligation, whether to current employees, former employees, their beneficiaries or to any other person, with respect to any employee benefit plans, practices, programs or arrangements (including the establishment, operation or termination thereof and the notification and provision of COBRA coverage extension) maintained by Seller.

     (e) Notwithstanding the foregoing, Seller shall assume the accrued vacation liability with respect to any Hired Employee.

     11.0  Indemnification.

     11.1 Indemnification by Seller. Subject to the terms hereof, Seller agrees to defend, indemnify and hold Purchaser, its officers, directors, managers, agents, representatives, subsidiary and parent entities and affiliates, harmless from and against any claim, liability, expense, loss or other damage (including, without limitation, reasonable attorneys' fees and expenses) (Claims) in respect of:

     (a) any Products Liability claim (other than breach of warranty or breach of contract) with respect to products manufactured or sold prior to the Closing;

     (b) any breach of any representation or warranty contained in this Agreement, or any misrepresentation in or omission from any other agreement, certificate or other instrument furnished or to be furnished to Purchaser by Seller pursuant to this Agreement; and

     (c) the breach or nonfulfillment of any covenant or agreement on the part of Seller contained in this Agreement, or the breach or nonfulfillment of any covenant on the part of Seller contained in any other agreement, certificate or other instrument furnished or to be furnished to Purchaser by Seller pursuant to this Agreement.

     11.2 Indemnification by Purchaser. Purchaser agrees to defend, indemnify and hold Seller , its officers, directors, managers, agents, representatives, subsidiary and parent entities and affiliates, harmless from and against any Claim (including, without limitation, reasonable attorneys' fees and expenses) in respect of:

     (a) any Products Liability claim (other than breach of warranty or breach of contract) with respect to products manufactured or sold or events occurring after the Closing;

     (b) any and all Claims resulting from any breach of a representation or warranty in this Agreement made by Purchaser hereunder or in any certificate furnished or to be furnished by Purchaser hereunder, including, without limitation, any certificate or instruments furnished at Closing; and

     (c) any and all Claims resulting from any breach or violation of any covenant made by Purchaser hereunder or in any certificate furnished or to be furnished by Purchaser hereunder, including, without limitation, any certificate or instruments furnished at Closing.

     11.3  Indemnification  Procedure.

     (a) Upon obtaining knowledge thereof, the party to be indemnified hereunder (the Indemnitee) shall promptly notify the indemnifying party hereunder (the Indemnitor) in writing of any Claim which the Indemnitee has determined has given or could give rise to a claim for which indemnification rights are granted hereunder (such written notice referred to as the Notice of Claim); provided, however, that the giving of a Notice of Claim shall not be a condition precedent to any liability of the Indemnitor under the provisions for indemnification contained in this Agreement, unless (and only to the extent that) failure to give such notice materially prejudices the rights of the Indemnitor with respect to the applicable matter. The Notice of Claim shall specify, in all reasonable detail, the nature and estimated amount of any such claim giving rise to a right of indemnification to the extent then known.

     (b) With respect to any matter set forth in a Notice of Claim relating to a third party claim, the Indemnitee may compromise or defend, at the Indemnitor's expense, and by the Indemnitee's own counsel (which counsel shall be subject to the Indemnitor's reasonable approval), any such matter involving the asserted liability of the Indemnitee; provided, however, that the Indemnitor may, in its sole discretion, participate in such defense at such Indemnitor's expense and
(b) no compromise or settlement thereof may be effected by the Indemnitee without the Indemnitor's consent (which shall in any event not be unreasonably withheld). In any event, the Indemnitee, the Indemnitor and the Indemnitee's counsel (and, if applicable, the Indemnitor's counsel) shall cooperate in good faith in the compromise of, or the defense against, any such asserted liability.

     11.4 Guaranty. By execution of this Agreement, Alanco Technologies, Inc. hereby unconditionally and irrevocably guarantees each and every obligation of Seller under this Article 11.

     12.0 Benefits of this Agreement. Nothing in this Agreement shall be construed to give any benefits to any person (including, without limiting the generality of the foregoing, any present or former employee of Seller) or corporation or other entity, other than Seller and Purchaser, and this Agreement shall be for the sole and exclusive benefit of Seller and Purchaser.

     13.0 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors, heirs, executors, administrators and permitted assigns of the parties hereto. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties.

     14.0 Notices. Any notice from one party to the other shall be deemed given when delivered to, or on the day after being sent by a nationally recognized overnight courier service addressed to, the person at the address listed below or to such other person and/or address as may be designated from time to time in writing:

     (a)  If  to  Seller:

          Alanco/TSI Prism, Inc.
          c/o Alanco Technologies, Inc.
          15575 N. 83rd Way, Suite 3
          Scottsdale, Arizona 85255
          Attn:  Chief Financial Officer

          with  a  copy  to:

          Steven P. Oman, Esq.
          8664 E. Chama Road
          Scottsdale, Arizona  85255

     (b)  If  to  Purchaser:

          Black Creek Integrated Systems Corp.
          2900 Crestwood Blvd.
          Irondale, AL  35210
          Attn:  Chief Executive Officer

          with  a  copy  to:

          Edward R. Christian
          Burr & Forman LLP
          420 North 20th Street, Suite 3400
          Birmingham, Alabama  35203

     15.0 Severability. In the event any covenant, condition or other provision of this Agreement is held to be invalid or unenforceable by a final judgment of a court of competent jurisdiction, then such covenant, condition or other provision shall be automatically terminated and performance thereof waived, and such invalidity or unenforceability shall in no way affect any of the other covenants, conditions or provisions hereof, and the parties hereto shall negotiate in good faith to agree to such amendments, modifications or supplements of or to this Agreement or such other appropriate actions as, to the maximum extent practicable, shall implement and give effect to the intentions of the parties as reflected herein.

     16.0 Entire Agreement. This Agreement contain all of the terms agreed upon by the parties with respect to the subject matter hereof and thereof and there are no representations or understandings between the parties except as provided herein and therein. This Agreement may not be amended or modified in any way except by a written amendment to this Agreement duly executed by the parties.

     17.0 Waiver. No waiver of a breach of, or default under, any provision of this Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

     18.0 Applicable Law. This Agreement shall be governed by and construed (both as to validity and performance) and enforced in accordance with the laws of the State of Arizona.

     19.0 Attorneys' Fees. In any action brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs as determined by the court and not the jury.

     20.0 Equitable Relief. The parties agree that the remedies at law for any breach of the terms of this Agreement are inadequate. Accordingly, the parties consent and agree that an injunction may be issued to restrain any breach or alleged breach of such provisions. The parties agree that terms of this Agreement shall be enforceable by a decree of specific performance. Such remedies shall be cumulative and not exclusive, and shall be in addition to any other remedies which the parties may have at law or in equity.

     21.0 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same instrument. No party shall be bound until each party has signed at least one (1) such counterpart.

     22.0 Survival. All representations and warranties in this Agreement and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for a period of 18 months, except that warranties concerning title (Section 4.11) and Taxes (Section 4.17) shall survive until 30 days after the expiration of the statute of limitations applicable to such violations. Any representation or warranty the violation of which is made the basis of a claim for indemnification pursuant to Section 11.1(b) or Section11.2(b) will survive until such claim is finally resolved if Purchaser notifies Seller, or if Seller notifies Purchaser, as applicable, of such claim in reasonable detail prior to the date on which such representation or warranty would otherwise expire hereunder. Without limiting the foregoing, no claim for indemnification pursuant to Section11.1(b) or Section 11.2(b) based on the breach or alleged breach of a representation or warranty may be asserted after the date on which such representation or warranty expires hereunder. The covenants and agreements of the Seller and Purchaser made in or pursuant to this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby indefinitely.

                        (See next page for signatures.)

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their respective names as of the day and year first above written.


SELLER:

ALANCO/TSI PRISM, INC.
an Arizona corporation


By:   ____________________________________

Its:  ____________________________________



PURCHASER:

BLACK CREEK INTEGRATED SYSTEMS CORP.
an Alabama corporation


By:   ____________________________________

Its:  ____________________________________




For  Purposes  of  Article  11  only:

ALANCO TECHNOLOGIES, INC.
an Arizona corporation


By:   ____________________________________

Its:  ____________________________________